Exhibit 10.18

Ergänzungsvereinbarung	Amendment Agreement

zur	to the

Bonusvereinbarung	Bonus Agreement

zwischen	between

SIGNA Sports United GmbH, Kantstraße 164, Upper West, 10623 Berlin, Deutschland	SIGNA Sports United GmbH, Kantstraße 164, Upper West, 10623 Berlin, Germany

- nachfolgend „SSU“ -	- hereinafter referred to as “SSU” -

SIGNA Sports United N.V., Kantstraße 164, Upper West, 10623 Berlin, Deutschland	SIGNA Sports United N.V., Kantstraße 164, Upper West, 10623 Berlin, Germany

- nachfolgend „TopCo“, gemeinsam mit SSU die „SSU-Gesellschaften“ -	- hereinafter referred to as “TopCo”, together with SSU, the “SSU-Companies” -

und	and

[Name of Employee]

- nachfolgend „Mitarbeiter“ -	- hereinafter referred to as “Employee” -

vom [•] 2021	dated [•], 2021

- nachfolgend die „Bonusvereinbarung“ -	- hereinafter referred to as the “Bonus Agreement” -

PRÄAMBEL

Der Mitarbeiter hat auf Basis der Bonusvereinbarung einen Anspruch auf Auszahlung eines Bonus in Höhe von insgesamt EUR [•]. Von dem in der Bonusvereinbarung eingeräumten Wahlrecht auf Wandlung einer Auszahlung des Bonusbetrags in bar in die Gewährung von Aktien der SIGNA Sports United N.V. hat der Mitarbeiter in Höhe von EUR [•] ([•]%) Gebrauch gemacht.	On the basis of the Bonus Agreement, the Employee is entitled to payment of a bonus totaling EUR [•]. The Employee has exercised the offer granted in the Bonus Agreement to convert payment of the bonus amount in cash into the granting of shares in SIGNA Sports United N.V. in the amount of EUR [•] ([•]%).

Vor diesem Hintergrund vereinbaren der Mitarbeiter und die SSU-Gesellschaften die folgende Ergänzung zur Bonusvereinbarung:	The Employee and the SSU-Companies agree on the following amendment of the Bonus Agreement:

1.  Dem Mitarbeiter wird das Recht eingeräumt, sein bereits ausgeübtes Wandlungsrecht in Höhe von bis zu EUR 100.000,00 zu widerrufen. Der Widerruf kann auch für einen Teilbetrag des gewandelten Betrags erfolgen.

1. The Employee is granted the right to revoke his exercised conversion right in the amount of up to EUR 100,000.00. The revocation may also be made for a partial amount of the converted amount.

2.  Dem Mitarbeiter wird darüber hinaus das Recht eingeräumt, sein bereits ausgeübtes Wandlungsrecht in Höhe von bis zu EUR 300.000 (abzüglich des Betrags, für den nach Ziffer 1 das Widerrufsrecht bereits ausgeübt worden ist) zu widerrufen, wenn die SIGNA Sports United N.V. bis spätestens zum 31. August 2022 erfolgreich eine Eigen -oder Fremdkapitalfinanzierung am Kapitalmarkt oder mit externen Dritten, die keine mit der SIGNA Sports United N.V. verbundenen Unternehmen sind, in Höhe von mindestens EUR 200 Millionen abgeschlossen hat.

2.  In addition, the Employee is granted the right to revoke his exercised conversion right in the amount of up to EUR 300,000 (net of the amount for which the right to revoke has already been exercised) if SIGNA Sports United N.V. has successfully concluded an equity or debt financing in the capital markets or with external third parties that are not affiliated companies of SIGNA Sports United N.V. in the amount of at least EUR 200 million by August 31, 2022 at the latest.

3.  Das nach Ziffer 1 eingeräumte Widerrufsrecht hat der Mitarbeiter bis spätestens 13. Mai 2022, 24 Uhr Mitteleuropäischer Zeit gegenüber der SIGNA Sports United N.V. per E-Mail an Dorit Schindler (d.schindler@signa-sportsunited.com) mit Kopie an Tilman Wink (t.wink@signa-sportsunited.com) auszuüben. Das nach Ziffer 2 eingeräumte Widerrufsrecht ist in derselben Form bis spätestens zum 9. September 2022, 24 Uhr Mitteleuropäischer Zeit auszuüben.

3.  The Employee must exercise the right of revocation granted under Section 1 no later than May 13, 2022, midnight Central European Time vis-à-vis SIGNA Sports United N.V. by e-mail to Dorit Schindler (d.schindler@signa-sportsunited.com) with a copy to Tilman Wink (t.wink@signa-sportsunited.com). The right of revocation granted under Section 2 must be exercised by no later than September 9, 2022 midnight Central European Time in the same form.

4.  Soweit der Mitarbeiter sein Widerrufsrecht ordnungsgemäß ausgeübt hat, wird der gewandelte Bonusbetrag, für den das Widerrufsrecht ausgeübt wurde, mit den Gehaltszahlungen für den Monat September 2022 in bar an den Mitarbeiter ausbezahlt. Mit Auszahlung des Bonusbetrags sind alle Ansprüche des Mitarbeiters auf Lieferung von Aktien der SIGNA Sports United N.V. in Höhe des ausgezahlten Bonusbetrags in bar erloschen.

4.  To the extent the Employee has duly exercised his right of revocation, the converted bonus amount for which the right of revocation was exercised shall be paid out to the Employee in cash with the salary payment for the month of September 2022. Upon payment of the bonus amount, all claims of the Employee for delivery of shares of SIGNA Sports United N.V. shall lapse in the amount of the bonus amount paid in cash.

5.  Für den Teil des Bonusbetrags, hinsichtlich dessen das Wahlrecht vom Mitarbeiter nach Ziffern 1 und 2 nicht wirksam widerrufen worden ist, gelten die folgenden Bestimmungen für die Bonusvereinbarung:

5.  For the part of the bonus amount with regard to which the option has not been effectively revoked by the Employee in accordance with Sections 1 and 2, the following provisions shall apply to the bonus agreement:

(a) Der Stichtag, wie in der Bonusvereinbarung definiert, ist der 16. Mai 2023.	(a) The Ex-Date, as defined in the Bonus Agreement, is May 16, 2023.

(b) Für die nach Ziffer 2 der Bonusvereinbarung zu ermittelnde Anzahl der an den Mitarbeiter zu übertragenden Aktien wird der Betrag des in Aktien zu wandelnden Bonusbetrags mit 1,45 multipliziert.

(b)   For the number of shares to be transferred to the employee to be determined in accordance with item 2 of the bonus agreement, the amount of the bonus to be converted into shares shall be multiplied by 1.45.

(c)   Ziffer 5 Absatz 2 der Bonusvereinbarung wird wie folgt gefasst:

„Sollte der Mitarbeiter die Wandlung ordnungsgemäß widerrufen oder der Mitarbeiter aus anderen Gründen die entsprechende Anzahl an Aktien von TopCo nicht spätestens um 24 Uhr, Eastern Standard Time, 23. Mai 2023 gutgeschrieben worden sein, wird der ursprünglich geschuldete Bonusbetrag nach Ziffer A der Bonusvereinbarung abzüglich des bereits an den Mitarbeiter in bar ausbezahlten Bonus spätestens mit der Lohnzahlung für den Monat Juni 2023 überwiesen.“

(c)   Section 5 paragraph 2 of the Bonus Agreement shall read as follows:

If the Employee duly exercises the right to withdraw or does not receive the corresponding number of TopCo shares by 24 pm Eastern Standard Time, May 23, 2023 for other reasons, the originally owed bonus amount pursuant to Section A of the Bonus Agreement minus the bonus amount already paid in cash to the Employee will be transferred to the Employee by no later than together with the salary payments for the month of June 2023.”

(d)   Sollte sich das durchschnittliche Handelsvolumen der Aktien der SIGNA Sports United N.V. an der New York Stock Exchange in dem Zeitraum bis zum 15. März 2023 gegenüber dem Handelsvolumen der Aktien in dem Zeitraum zwischen dem 15. Dezember 2021 und dem 16. Mail 2022 nicht wesentlich verbessert haben, werden die SSU-Gesellschaften im Lauf des Monats März auf den Mitarbeiter zukommen, um gegebenenfalls erforderliche Änderungen oder Ergänzungen zur Bonusvereinbarung im Hinblick auf eine mögliche Auszahlung des Bonus in bar und die Sicherstellung der Liquidität für die Abführung der Lohnsteuer (Vermeidung von Dry Income) zu besprechen.

(d)   If the average trading volume of SIGNA Sports United N.V. shares on the New York Stock Exchange during the period ending March 15, 2023 has not materially improved from the trading volume of shares during the period between December 15, 2021 and May 16, 2022, the SSU Companies will approach the employee during the month of March to discuss any necessary amendments or modifications to the bonus agreement with respect to the possible payment of the bonus in cash and ensuring liquidity for payroll tax withholding (avoidance of dry income).

6. Die übrigen Bestimmungen der Bonusvereinbarung bleiben unberührt.	6. The other provisions of the Bonus Agreement remain unchanged.

[Name of Employee]	SIGNA Sports United GmbH (Stephan Zoll)

(Mike Özkan)

(as authorized by board resolution of SIGNA Sports United N.V. dated April 28, 2022)

SIGNA Sports United B.V. (Stephan Zoll)

(Mike Özkan)

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